Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Actinium Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2018  as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sandesh Seth, Chairman & CEO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 9, 2018	By:	/s/ Sandesh Seth
Sandesh Seth
Chairman & CEO (Duly Authorized Officer and Principal Executive Officer)